UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On November 25, 2013, Palomar Medical Technologies, LLC (the “Seller”), a Delaware limited liability company and a wholly owned subsidiary of Cynosure, Inc., a Delaware corporation (the “Company”), and Network Drive Owner, LLC, a Delaware limited liability company (the “Buyer” and together with the Seller, the “Parties”), entered into a Purchase and Sale Agreement (the “Sale Agreement”) for the sale of certain property, including the Seller’s former headquarters, located at 15 Network Drive, Burlington, MA 01803 (the “Burlington Property”) for a purchase price of $25.75 million. The sale transaction also closed on November 25, 2013.

In connection with the Sale Agreement, the Company and the Buyer entered into a lease agreement (the “Lease”) pursuant to which the Company will occupy the building through June 30, 2014 on a rent-free basis. Under the terms of the Lease, the Company has a limited option to extend the term of the Lease through July 31, 2014.

The above descriptions do not purport to be complete and are qualified in their entirety by reference to the Sale Agreement (and the form of Lease attached to the Sale Agreement), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events

On December 2, 2013, the Company issued a press release announcing the sale of the Burlington Property. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase and Sale Agreement, dated November 25, 2013, between the Seller and the Buyer

99.1	Press Release issued by the Company on December 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: December 2, 2013	By:	/s/ Timothy W. Baker

Timothy W. Baker
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated November 25, 2013, between the Seller and the Buyer

99.1	Press Release issued by the Company on December 2, 2013